Exhibit 4.2

AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT

This Amendment No. 1 to the Rights Agreement (the “Amendment”) is dated as of September 7, 2010 and amends the Right Agreement, dated as of March 4, 2002, by and between Microtune, Inc., a Delaware corporation (the “Company”), and Computershare Investor Services LLC, a Delaware limited liability company (the “Rights Agent” which term shall include any successor Rights Agent hereunder).

WHEREAS, the Company and Rights Agent entered into a Rights Agreement (the “Rights Agreement”) dated as of March 4, 2002;

WHEREAS, the Company intends to enter into a Agreement and Plan of Merger (as it may be amended or supplemented from time to time) by and among Zoran Corporation, a Delaware corporation (“Parent”), the Company and Maple Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Agreement”);

WHEREAS, on September 7, 2010, the board of directors of the Company determined it is in the best interests of the Company and its stockholders to amend the Rights Agreement on the terms set forth herein; and

WHEREAS, in accordance with Section 27 of the Rights Agreement, the Company and the Rights Agent have agreed to amend the Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Amendment of the Rights Agreement.

(a) Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence in the definition of “Acquiring Person”:

“Notwithstanding the foregoing, neither Zoran Corporation nor any of its Subsidiaries, including Maple Acquisition Corp. (the “Exempted Persons”), either individually, collectively or in any combination, shall be deemed to be an “Acquiring Person” for purposes of this Rights Agreement by virtue of or as a result of (A) the approval, adoption, execution, delivery or performance of the Merger Agreement, (B) the public or other announcement of the Merger Agreement or the transactions contemplated thereby, including without limitation, the Merger, (C) the consummation of the Merger pursuant to the Merger Agreement or (D) the consummation of any other transactions contemplated in the Merger Agreement (the transactions described in clauses (A), (B), (C) or (D), together with any related transactions, the “Exempted Transactions”), it being the express intent and purpose that neither the execution of the Merger Agreement by any of the parties nor the consummation of the transactions contemplated thereby shall in any respect give rise to any provision of the Rights Agreement becoming effective. “Merger” shall have the meaning set forth in the Merger Agreement and “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of September 7, 2010 by and between the Company, Zoran Corporation, a Delaware corporation, and Maple Acquisition Corp., a Delaware corporation, as it may be amended or supplemented from time to time.”

(b) Section 1(c) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence in the definition of “Beneficial Owner”:

“Notwithstanding anything in this Section 1(c) or otherwise in this Rights Agreement to the contrary, none of the Exempted Persons, either individually, collectively or in any combination, shall be deemed to be a “Beneficial Owner” of, to have “Beneficial Ownership” of or to “Beneficially Own” any securities beneficially owned by any other Exempted Persons by virtue of or as a result of any Exempted Transaction.”

(c) Section 1(k) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence in the definition of “Distribution Date”:

“Notwithstanding anything to the contrary in Section 3(a) hereof or otherwise in the Agreement to the contrary, a “Distribution Date” shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction.”

(d) Section 1(ff) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence in the definition of “Stock Acquisition Date”:

“Notwithstanding anything in this Section 1(ff) or otherwise in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred by virtue of or as a result of any Exempted Transaction.”

(e) Section 1(kk) of the Rights Agreement is hereby amended by inserting the following sentence immediately after the last sentence in the definition of “Triggering Event”:

“Notwithstanding anything in Section 11(a)(ii)(A), 11(a)(ii)(B) or 11(a)(ii)(C) or Section 13 hereof or otherwise in this Agreement to the contrary, a Triggering Event shall not be deemed to have occurred by virtue of or as a result of an Exempted Transaction.”

(f) Section 7(a) of the Rights Agreement is hereby amended by replacing the definition of “Expiration Time” with the following:

“(a) Subject to Section 11(a)(ii) hereof, the Rights shall become exercisable, and may be exercised to purchase Preferred Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at 350

Indiana Street, Suite 750, Golden, Colorado 80401, Attn: Client Services, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) March 3, 2012 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the “Redemption Date”), (iii) the time at which all such Rights are exchanged as provided in Section 24 hereof and (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (but only if the Effective Time shall occur) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).”

2. The Company agrees to notify Computershare promptly after the occurrence of the Effective Time resulting in the Expiration Date (but only if the Effective Time shall occur).

3. No Other Amendment; Effect of Amendment. Except as and to the extent expressly modified by this Amendment, the Rights Agreement and the exhibits thereto shall remain in full force and effect in all respects without any modification. This Amendment shall be deemed an amendment to the Rights Agreement and shall become effective and shall be deemed to be in force and effect immediately prior to the execution of the Merger Agreement. In the event of a conflict or inconsistency between this Amendment and the Rights Agreement and the exhibits thereto, the provisions of this Amendment shall govern.

4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6. Miscellaneous. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made solely by residents of such state and performed entirely within such State.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

“COMPANY”	MICROTUNE, INC.

	By:	/s/ James A. Fontaine

	Name:	James A. Fontaine

	Title:	Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

“RIGHTS AGENT”	COMPUTERSHARE INVESTOR SERVICES, LLC

	By:	/s/ Kellie Gwinn

	Name:	Kellie Gwinn

	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE RIGHTS AGREEMENT]